Exhibit 10.1

AGREEMENT OF PURCHASE AND SALE

by and between

HILTON GLENDALE, L.P.,

a California limited partnership

“Seller”

and

EHP GLENDALE, LLC,

a California limited liability company

“Purchaser”

for

HILTON LOS ANGELES NORTH/GLENDALE & EXECUTIVE MEETING CENTER

100 West Glenoaks Blvd.

Glendale, California 91202

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

TABLE OF CONTENTS

1.	AGREEMENT OF PURCHASE AND SALE	1

2.	PURCHASE PRICE	2

3.	PURCHASER’S INSPECTION RIGHTS/CONTINGENCY PERIOD.	2

4.	TITLE.	3

5.	CLOSING.	4

6.	MANAGEMENT AGREEMENT AND FRANCHISE LICENSE AGREEMENT.	5

7.	SELLER’S CLOSING DOCUMENTS.	5

8.	CONDITIONS PRECEDENT TO CLOSING.	5

9.	PURCHASER’S CLOSING ITEMS.	6

10.	PRORATIONS, CLOSING ADJUSTMENTS AND POST-CLOSING SETTLEMENT.	6

11.	SELLER’S REPRESENTATIONS AND WARRANTIES.	8

12.	PURCHASER’S REPRESENTATIONS AND WARRANTIES AND ACKNOWLEDGEMENTS AND AGREEMENTS.	9

13.	CONDUCT OF HOTEL BUSINESS/LIQUOR LICENSES.	11

14.	EMPLOYEES.	11

15.	LOSS BY FIRE, OTHER CASUALTY OR CONDEMNATION.	13

16.	DEFAULT.	13

17.	MISCELLANEOUS.	14

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

ADDENDUM & EXHIBIT LIST

Exhibit A	Legal Description
Exhibit B	Contracts
Exhibit C	Intentionally Omitted
Exhibit D	Deed
Exhibit E	Bill of Sale
Exhibit F	Assignment of Intangible Property
Exhibit G	Assignment and Assumption of Contracts
Exhibit H	Non-Foreign Affidavit

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

SUMMARY OF BASIC PURCHASE AND SALE TERMS

This Summary is hereby incorporated into and made a part of the attached Agreement of Purchase and Sale (this Summary and the Agreement of Purchase and Sale to be known collectively as this “Agreement”). Each reference in the Agreement of Purchase and Sale to any term of this Summary shall have the meaning as set forth in this Summary for such term. In the event of a conflict between the terms of this Summary and the Agreement of Purchase and Sale, the terms of this Summary shall prevail.

Effective Date	May 17, 2005

Seller	Hilton Glendale, L.P., a California limited partnership

Purchaser	EHP Glendale, LLC, a California limited liability company

Hotel	Hilton Los Angeles North/Glendale & Executive Meeting Center located at 100 West Glenoaks Boulevard, Glendale, California 91202, as more particularly described on Exhibit A, attached hereto

Purchase Price	$80,000,000.00 plus or minus the adjustments described in Section 10.

Initial Deposit	$500,000.00

Additional Deposit	$1,500,000.00

Contingency Expiration Date	June 13, 2005

Outside Closing Date	June 20, 2005

Management Agreement	At the Closing, Purchaser shall enter into a Management Agreement with Seller or an affiliate of Seller as provided in Section 6 of this Agreement

Franchise License Agreement	At the Closing, Purchaser shall enter into a Franchise License Agreement with Seller or an affiliate of Seller as provided in Section 6 of this Agreement

Title Company	Commonwealth Land Title Insurance Company

Escrow Holder	Commonwealth Land Title Insurance Company

Cut-Off Time	12:01 a.m. on the Closing Date

Seller’s Broker	Eastdil Realty

Purchaser’s Broker	None.

Initial Here:
May 11, 2005 Summary of Basic Terms
		Seller	Purchaser

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

Seller’s Address	Hilton Glendale, L.P. 9336 Civic Center Drive Beverly Hills, California 90210 Telephone No. 310-205-4244 Facsimile No. 310-205-4092 Attention: Dave Sherf

With copies to:

Hilton Hotels Corporation

9336 Civic Center Drive

Beverly Hills, California 90210

Telephone No. 310-205-3606

Facsimile No. 310-205-8611

Attention: K. Allen Anderson, Esq.

Landmark Law Group LLP

10350 Santa Monica Boulevard

Suite 295

Los Angeles, CA 90025

Telephone No. (310) 300-2300 x101

Facsimile No.: (310) 300-2310

Attention: Gulwinder S. Singh, Esq.

Purchaser’s Address	Eagle Hospitality Properties Trust, Inc. 100 East Rivercenter Blvd. Suite 480 Covington, Kentucky 41017 Telephone No. (859) 581-5900 Facsimile No.: (859) 581-4650 Attention: Brian Guernier	Jeffer, Mangels, Butler & Marmaro 1900 Avenue of the Stars 7th Floor Los Angeles, California 90067 Telephone No. (310) 201-3588 Facsimile No. (310) 712-3388 Attention: Guy Maisnik, Esq.

Title Company’s Address	Commonwealth Land Title Insurance Company 888 West Sixth Street Los Angeles, California 90017 Telephone No.: (213) 627-7070 x111 Facsimile No.: (213) 627-8722 Attn: Amy Musselman

Escrow Holder’s Address	Commonwealth Land Title Insurance Company 888 West Sixth Street Los Angeles, California 90017 Telephone No.: (213) 627-7070 Facsimile No.: (213) 627-8722 Attn: Liz Aguilar

Exhibits

The following Addendum and Exhibits are incorporated herein and made a part of this Agreement:

Exhibit A – Legal Description

Exhibit B – Schedule of Leases & Contracts

Exhibit C – Due Diligence Documents

Exhibit D – Deed

Exhibit E – Bill of Sale

Exhibit F – Assignment of Intangible Property

Exhibit G – Assignment and Assumption of Contracts

Exhibit H – Non-Foreign Person Affidavit

Initial Here:
May 11, 2005 Summary of Basic Terms
		Seller	Purchaser

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

AGREEMENT OF PURCHASE AND SALE

This Agreement of Purchase and Sale (this “Agreement”) is entered into as of the Effective Date, by and between Seller and Purchaser. Seller and Purchaser hereby agree as follows:

1.	Agreement of Purchase and Sale. At the Closing, Seller and Purchaser agree to simultaneously effect and consummate all of the following interdependent transactions:

(a)	Purchase and Sale of the Property. Subject to and upon the terms and conditions herein, Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller:

(i)	All of Seller’s right, title and interest in that that certain real property located at the address for the Hotel set forth in the Summary, more particularly described in Exhibit A attached hereto (the “Land”) ;

(ii)	All of Seller’s right, title and interest in all improvements and fixtures situated on the Land (the “Improvements”), including the Hotel;

(iii)	All of Seller’s right, title and interest in and to the land lying in the bed of any street or highway adjoining the Land and all other appurtenances to the Land and Improvements, and all right, title and interest of Seller in and to any award made or to be made in lieu thereof and in and to any unpaid award for damages to the Land and Improvements by reason of change of grade of any street (the “Appurtenances”);

(iv)	All of Seller’s right, title and interest in all tangible personal property, furniture and equipment (the “Personal Property”) owned or leased by Seller and located on or used in connection with the ownership, operation and management of the Hotel (defined below);

(v)	All opened inventory of food, beverages, operating supplies, operating equipment, merchandise and goods held for sale or for consumption in the ordinary course of business of the Hotel (“Inventories”);

(vi)	To the extent assignable, all of Seller’s right, title and interest in all leases and contracts in effect with respect to the Hotel identified on Exhibit B attached hereto (the “Contracts”), other than any Contracts that Seller or its affiliates have entered into with respect to all its hotels or a particular flag or segment of hotels which are not assignable as to a particular hotel, which shall remain the sole obligation of Seller. Any Contracts which are not required to be assigned to Purchaser under this Agreement or required to be terminated under Section (3)(a) of this Agreement, shall remain Seller’s obligation; and

(vii)	To the extent assignable, all of Seller’s right, title and interest in all rights, warranties, guaranties, approvals (governmental or otherwise), licenses, permits, authorizations, entitlements, surveys, plans and specifications and other intangible rights relating to the construction, ownership, operation, use and management of the Real Property (as defined herein), including without limitation all operations and businesses conducted on or from the Real Property (the “Intangible Property”), other than any non-assignable operational licenses and permits.

The Land, the Appurtenances and the Improvements are referred to collectively herein as the “Real Property”. The Real Property, the Personal Property, the Contracts and the Intangible Property are referred to collectively herein as the “Property”.

(b)	Excluded Property. The following assets and systems are not included in the Property and shall be retained by Seller (the “Excluded Assets”): (i) OnQ, (ii) NetRez (Central Reservations System), (iii) Delphi Multi-Property Edition (sales system); (iv) Peoplesoft (financials and human resources); (v) RMS (Revenue Management System), (vi) ancillary systems accessed via Hilton Wide Area Network such as HIDB, HSMS, FMS and the Hilton Intranet; (vii) access to Hilton Wide Area Network and Hilton email addresses, (viii) any other proprietary systems of Seller, (ix) all corporate customer lists maintained by Hilton Hotels Corporation’s Sales and Marketing Group (but not Property guest lists, to the extent in the possession or control of Seller), (x) any item in use at the Hotel that would remain the Property of Seller if Seller were merely third-party manager of the Hotel and not owner of the Hotel, (xi) any computer hardware related to the foregoing software owned by Seller and not leased, (and if such hardware is leased, Purchaser shall assume the leases or purchase the hardware, at Purchaser’s sole cost and expense, if so permitted by the terms of the lease) (xii) any system or other item related to any trade secret or proprietary business method of

May 11, 2005 Page 1

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

Seller, (xiii) all of Seller’s right, title and interest in the service marks, copyrights, trademarks, logos, insignia, emblems, symbols, designs, slogans, distinguishing characteristics, trade names, domain names, and all other marks or characteristics associated or used with or in connection with “Hilton” or other brand name owned by Hilton Hotels Corporation or any affiliate of Hilton Hotels Corporation (the “Hilton Trademarks”). After the Closing Date, Purchaser’s rights to utilize any Hilton Trademarks shall be governed by the Franchise License Agreement and the Management Agreement (defined below).

2.	Purchase Price. The Purchase Price shall be paid to Seller by Purchaser as follows:

(a)	Initial Deposit. On the Effective Date, Purchaser shall deliver the Initial Deposit to the Escrow Holder by wire transfer or cashiers check. Should Purchaser fail to deliver the Initial Deposit on the Effective Date, Seller shall have the right to immediately terminate this Agreement upon delivery of written notice to Purchaser. The Initial Deposit shall be held by Escrow Holder in an interest bearing bank account for the benefit of the Purchaser.

(b)	Additional Deposit. On the Contingency Expiration Date, if Purchaser has notified Seller that it intends to proceed with this Agreement as provided herein, Purchaser shall deposit the Additional Deposit in Escrow and the Initial Deposit and Additional Deposit shall be non-refundable (except as a result of (a) a default by Seller; (b) failure of a condition in favor of Purchaser pursuant to Section 8(b); or (c) any other termination of this Agreement as a result of an event or condition that does not constitute Purchaser’s default under this Agreement) and shall be immediately released to Seller without the need for any further instructions to Escrow Holder. The term “Deposit” shall refer to the Initial Deposit and the Additional Deposit and all interest earned thereon. If the transaction contemplated by this Agreement is consummated, the Deposit shall be credited on Purchaser’s account against the Purchase Price.

(c)	Balance of the Purchase Price. The balance of the Purchase Price, as well as all sums necessary to pay Purchaser’s costs, expenses and prorations as provided in this Agreement, after crediting (i) the Deposit and (ii) any other prorations and other amounts to which Purchaser is entitled as a credit against the Purchase Price as provided in this Agreement, shall be deposited by Purchaser in Escrow two (2) days prior to the Closing Date by wire transfer or cashiers check.

(d)	Allocation. Seller and Purchaser may each allocate the Purchase Price, at such party’s discretion, for title insurance, tax and other reporting purposes, provided such allocation is done in accordance with applicable laws, including Section 1060 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations thereunder.

(e)	Termination. If Purchaser rejects the condition of the Property and fails to notify Seller it is proceeding with this Agreement prior to the Contingency Expiration Date, Escrow Holder shall return the portion of the Deposit previously delivered to Escrow Holder to Purchaser, less one-half of any escrow cancellation fees and neither party shall have any further obligation under this Agreement other than Purchaser’s obligations under Section 3. Except as otherwise expressly provided in this Agreement, in the event the purchase of the Property is not consummated for any reason other than (i) a default under this Agreement by Seller or (ii) Purchaser’s disapproval of the Property pursuant to Section 3 prior to the Contingency Expiration Date; (iii) Purchaser’s termination of this Agreement pursuant to Sections 6(c), Section 11, Section 15, or Section 16, or (iv) failure of a condition in favor of Purchaser pursuant to Section 8(b), then the Deposit and all interest earned thereon shall be retained by Seller and shall constitute liquidated damages of Seller. In the event this Agreement is terminated pursuant to Sections 2(e) and the Deposit has been released to Seller, Seller shall return the Deposit and all interest accrued thereon to Purchaser within three (3) business days after Purchaser’s written demand therefor.

3.	Purchaser’s Inspection Rights/Contingency Period.

(a)	Receipt of Contracts and Documents. Seller has made available to Purchaser certain documents on the website established by Seller’s Broker. In addition, on or before 7 days from the Effective Date, to the extent such items are not on the website, Seller shall deliver to Purchaser or make available to Purchaser for review at the Hotel: (i) copies of all Contracts that are post closing obligations that pertain to the Property or any portion thereof and are listed on Exhibit B, and (ii) other documents reasonably requested by Purchaser to the extent such documents pertain to the Property or any portion thereof and the business conducted thereon or relating thereto, are in Seller’s possession or control, are not confidential, do not constitute Seller’s trade secrets and are not subject to attorney client privilege. All

May 11, 2005 Page 2

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

Contracts that are assignable shall be assigned to Purchaser at the Close of Escrow unless (i) the same can be terminated by Seller prior to the Close of Escrow without cost to Seller; and (ii) such Contracts have been rejected by Purchaser in writing prior to the Contingency Expiration Date. Purchaser’s failure to terminate this Agreement prior to the Contingency Expiration Date or reject any Contract prior to the Contingency Expiration Date shall be deemed Purchaser’s acceptance of all Contracts and Purchaser shall have no further right to disapprove any Contracts. If any Contract requires the other party’s consent to assignment and such other party disapproves the assignment to Purchaser or does not permit Seller to be released from the obligations under such Contract, the Purchaser shall pay all costs and expenses of terminating the subject contract.

(b)	Review and Termination. Purchaser shall have until the Contingency Expiration Date to review the materials provided by Seller and to conduct such other due diligence, studies, tests, and inspections of the Property (collectively, “Due Diligence Matters”) as Purchaser deems appropriate under the circumstances. Prior to the Contingency Expiration Date, Purchaser may, in its sole and absolute discretion for any reason whatsoever, terminate this Agreement, after which Seller and Purchaser shall not have any further obligations pursuant to this Agreement except for those obligations which are expressly provided to survive such termination.

(c)	Right of Entry. Prior to the Contingency Expiration Date, Purchaser and its agents and contractors shall have the right, at Purchaser’s sole cost and expense, to enter onto the Hotel, or any other portion of the Real Property, at reasonable times and in a reasonable manner upon prior notice to the Seller for the purpose of making such tests, inspections, surveys or other inquiries as Purchaser deems necessary or desirable in connection with this Agreement. However, in no event shall Purchaser be permitted to conduct any drilling or boring without the express written consent of Seller. In conducting its due diligence, Purchaser is authorized to contact directly any governmental authorities that may have jurisdiction over the Property; provided that Purchaser gives Seller prior written notice of the nature of the communication with the governmental agency and a reasonable opportunity to participate in such communications or meetings. During such inspection, Purchaser shall not unreasonably disturb any tenants or occupants of the Hotel. In addition, as condition to any such entry, Purchaser shall maintain liability insurance coverage applicable to such tests and inspections with coverage in an amount equal to Two Million Dollars ($2,000,000) per occurrence and provide Seller with certificates of such insurance naming Seller as an additional insured prior to any entry, test or inspection. After making any such tests and inspections, Purchaser shall restore the Real Property to its condition prior to such tests and inspections. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from any loss, damage, cost or expense (including without limitation reasonable attorneys fees) incurred by Seller caused by Purchaser or its agents or contractors in exercising its rights under this Section 3(c). This Indemnity shall survive the Close of Escrow or the termination of this Agreement. If Purchaser fails to terminate this Agreement prior to the Contingency Expiration Date, all Due Diligence Matters shall be deemed approved by Purchaser, and Purchaser shall be deemed to have waived any and all contingencies with respect to such Due Diligence Matters, express or implied, to its obligation to purchase the Property.

(d)	Confidentiality. Purchaser agrees to protect and safeguard, and to instruct all other Qualified Persons (as defined below) to protect and safeguard, all information delivered to Purchaser in connection with its inspection and review of the Property (“Confidential Information”) against unauthorized use, publication or disclosure. Confidential Information that is provided to Purchaser in written form will, at Seller’s election, be destroyed or returned to Seller immediately upon Seller’s request. Purchaser acknowledges that Seller shall be entitled to exercise any and all remedies, in law or in equity, which Seller may have against Purchaser for a breach of Purchaser’s obligations in this paragraph. Seller shall be entitled to recover its attorneys fees reasonably incurred in connection with enforcement of its rights hereunder. “Qualified Persons” shall mean employees, agents, attorneys, accountants, lenders, investors or other consultants to whom it is necessary to show the Confidential Information for the purposes of completing Purchaser’s inspection and review. The provisions of this Section 3(d) shall survive the termination of this Agreement.

4.	Title.

(a)	PTR. Seller has made available to Purchaser and Purchaser acknowledges receipt of a standard coverage preliminary title report or commitment for the Property (the “PTR”), together with legible copies (to the extent available) of all documents relating to the title exceptions referred to in such PTR. As used herein, the term “Permitted Exceptions” shall mean those exceptions to title of the Real Property as shown on the PTR, excluding mortgage or deed of trust liens, mechanics liens and overdue tax liens and assessments which shall be removed by Seller on or before the Closing. The removal or elimination of any title exception reflected in the PTR shall be a

May 11, 2005 Page 3

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

matter solely between Purchaser and Title Company, and after the Contingency Expiration Date, Purchaser has no right to terminate or cancel this Agreement or delay the Close of Escrow in order to obtain the title endorsements or elimination of exceptions that Purchaser may desire. Without limiting the generality of any other provision hereof, Purchaser agrees to take title to the Land subject to all matters shown on the Survey (defined below) and all laws, rules and regulations governing the use and development of the Land at the Closing Date. Seller has obtained and delivered to Buyer an updated ALTA Survey (“Survey”) of the Property.

(b)	Title Policy. Upon the Closing, Purchaser’s title to the Land, Appurtenances and Improvements shall be insured by an ALTA standard coverage owner’s policy of title insurance paid by Seller showing title vested in Purchaser as of the Closing Date, subject to the Permitted Exceptions, and issued by the Title Company with aggregate liability in the amount of the Purchase Price, with such endorsements as Purchaser may reasonably request at Purchaser’s sole cost and expense (collectively, the “Title Policy”). Purchaser may elect to obtain an ALTA extended coverage owner’s policy, provided that Purchaser shall pay for the additional premium associated with such extended coverage and that the issuance of such policy shall not delay the Close of Escrow. Seller shall reasonably cooperate with Purchaser in a manner customarily required by the Title Company for comparable sellers of real property in order to issue the Title Policy or Purchaser’s desires an extended coverage policy of title insurance.

5.	Closing.

(a)	Escrow. The parties have opened an escrow (the “Escrow”) with the Escrow Holder. This Agreement, together with such further instructions, if any, as the parties shall provide to the Escrow Holder, shall constitute the escrow instructions to the Escrow Holder. If the parties give the Escrow Holder contradictory instructions, the Escrow Holder shall have the right at its election to file an action in interpleader requiring the parties to answer and litigate their several claims and rights among themselves, and the Escrow Holder is authorized to deposit with the clerk of court all documents and funds held in this Escrow. In the event such action is filed, the parties agree to pay the Escrow Holder’s cancellation charges and costs, expenses and reasonable attorney’s fees that the Escrow Holder is required to expend or incur in the interpleader action, the amount thereof to be fixed and judgment therefor to be rendered by the court. Upon the filing of such an action, the Escrow Holder shall thereupon be fully released and discharged from all obligations to further perform any duties or obligations otherwise imposed by the terms of Escrow.

(b)	Reportable Real Estate. The purchase and sale of the Property is the sale of “reportable real estate” within the meaning of U.S. Treasury Regulations Section 1.6045-4 (the “Regulations”). The Escrow Holder is the “real estate reporting person” within the meaning of the Regulations and shall make all reports to the federal government as required by the Regulations.

(c)	Timing of Closing. The purchase and sale contemplated herein shall close (the “Closing”) on or before the Outside Closing Date. If the Closing does not occur by the Outside Closing Date, this Agreement shall terminate and neither party shall have any further liability or obligation hereunder; except that, (i) Purchaser and Seller shall each be responsible for one half of any escrow cancellation fee; (ii) Purchaser shall remain obligated to observe the confidentiality provisions of Section 3(d); (iii) the Deposit shall be delivered as provided elsewhere in this Agreement; and (iv) nothing herein contained is intended to relieve either party of liability arising as a result of a breach of this Agreement by such party. As used in this Agreement, the “Closing”, “Close of Escrow” or “Closing Date” means the date and time that the Deed is recorded in the official recorder’s office of the county in which the Property is located. Closing shall occur through the Escrow with Escrow Holder in accordance with the general provisions of the usual form of escrow agreement used by Escrow Holder in similar transactions to the extent not inconsistent herewith (with such special provisions inserted as may be required to conform to this Agreement).

(d)	Closing Costs. Seller shall pay the premium for the Title Policy up to the amount of the premium for an ALTA standard coverage owner’s policy of title insurance covering the Land and Improvements, with aggregate liability in the amount of the Purchase Price, any documentary transfer tax due in connection with the consummation of this transaction, and fifty percent (50%) of the escrow charges of Escrow Holder. Purchaser shall pay any bulk sales tax, revenue tax, or excise tax (and any surtax thereon) due in connection with the consummation of this transaction, the fees for recording the Deed, the cost differential of the premium for the ALTA extended coverage included in the Title Policy over the ALTA premium paid for by Seller, the cost of any title endorsements, the cost of any lender title insurance policies or endorsements, the cost of the Survey, and fifty percent (50%) of all the charges of escrow charges of Escrow Holder. Each party shall bear the expense of its own counsel and other consultants. Any closing cost not allocated herein shall be borne in the manner that is customary in the county in which the Property is located.

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Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

6.	Management Agreement and Franchise License Agreement

(a)	Terms of Management Agreement. The Parties shall negotiate in good faith prior to the Contingency Expiration Date, the terms and conditions and form of a management agreement (the “Management Agreement”) whereby Seller or its affiliate (“Manager”) shall manage the Hotel for Purchaser on terms agreed to by the parties. The form of Management Agreement shall be based on Seller’s standard form of Management Agreement and the Management Agreement shall have a term of two (2) years and shall be subject to termination upon prior written notice, not to exceed 120 days.

(b)	Terms of Franchise License Agreement. The Parties shall negotiate in good faith prior to the Contingency Expiration Date, the terms and conditions and form of a Franchise License Agreement (the “Franchise License Agreement”) with Seller or its affiliate (“Franchisor”) for the Hilton brand. The Franchise License Agreement shall be on the then most current form of Franchise License Agreement as provided in the Uniform Franchise Offering Circular (“UFOC”) filed by Franchisor with such changes as the parties may agree. Purchaser shall complete such forms and comply with the applications procedures set forth in the UFOC.

(c)	Failure to Timely Agree. If the parties have not agreed upon the form of Management Agreement or Franchise License Agreement by the Contingency Expiration Date, then Seller or Purchaser, in their sole discretion shall have the right to terminate this Agreement upon written notice to the other at any time thereafter prior to the Closing Date until the parties reach agreement on the form of Management Agreement and Franchise License Agreement. Upon such termination, Purchaser shall receive a refund of the Deposit and neither party shall have any obligation to the other under this Agreement other than Purchaser’s obligations under Section 3.

7.	Seller’s Closing Documents. On or before Closing, Seller shall deliver or cause to be delivered to Purchaser or Escrow Holder, as appropriate, the following (“Seller’s Closing Documents”), in form and substance reasonably acceptable to Purchaser:

(a)	Deed. A Grant Deed in the form and content of Exhibit D attached hereto (the “Deed”) duly executed, with acknowledgment, by Seller;

(b)	Bill of Sale. A Bill of Sale (the “Bill of Sale”) to the Personal Property, in the form and content of Exhibit E attached hereto duly executed by Seller, conveying the Personal Property to Purchaser;

(c)	Intangible Property Assignment. An assignment of the Intangible Property (the “Intangible Property Assignment”), in the form and content of Exhibit F attached hereto duly executed by Seller, conveying the Intangible Property to Purchaser;

(d)	Contract Assignment. An Assignment and Assumption of Contracts (the “Contract Assignment”) in the form attached hereto as Exhibit G, and duly executed by Seller;

(e)	Non-Foreign Affidavit. A Non-Foreign Affidavit in the form attached hereto as Exhibit H, duly executed by Seller; and

(f)	Franchise License Agreement. Two originals of the Franchise License Agreement, duly executed by Seller.

(g)	Management Agreement. Two originals of the Management Agreement, duly executed by Seller.

8.	Conditions Precedent to Closing.

(a)	Seller’s Conditions Precedent to Closing. Seller shall have no obligation to sell the Property unless the following additional conditions (“Seller’s Conditions Precedent”) have been satisfied or waived in writing by Seller at or prior to the Closing:

(i)	Performance. Purchaser shall have timely performed, in all material respects, all of the obligations required to be performed by Purchaser by the terms of this Agreement;

(ii)	Deliveries. Purchaser shall have executed and delivered, or caused to be executed and delivered, the Purchaser’s Closing Items (as defined in Section 9 below); and

(iii)	Franchise License Agreement. The Parties shall have agreed on the form of a Franchise License Agreement.

(iv)	Management Agreement. The Parties shall have agreed on the form of a Management Agreement.

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Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

If the foregoing conditions are not satisfied as of the Outside Closing Date, Seller may terminate this Agreement on written notice to Purchaser. If the failure of conditions is not as a result of Purchaser’s default under this Agreement, then Purchaser shall receive a refund of the Deposit, otherwise the Deposit shall be retained as liquidated damages pursuant to this Agreement.

(b)	Purchaser’s Conditions Precedent to Closing. Purchaser shall have no obligation to purchase the Property unless the following additional conditions (“Purchaser’s Conditions Precedent”) have been satisfied or waived in writing by Purchaser at or prior to the Closing;

(i)	Performance. Seller shall have timely performed, in all material respects, all of the material obligations required to be performed by Seller by the terms of this Agreement;

(ii)	Deliveries. Seller shall have executed and delivered, or caused to be executed and delivered, the Seller’s Closing Documents (as defined in Section 7); and

(iii)	Franchise License Agreement. The Parties shall have agreed on a form of a Franchise License Agreement.

(iv)	Management Agreement. The Parties shall have agreed on the form of a Management Agreement.

(v)	No Material Adverse Change. There shall have been no material adverse change in the condition of the Property from the Contingency Expiration Date.

If the foregoing conditions are not satisfied as of the Outside Closing Date, Purchaser may terminate this Agreement on written notice to Seller and receive a refund of the Deposit. If the failure of conditions is as a result of Seller default under this Agreement, then Purchaser shall have the remedies contained in Section 16(b).

9.	Purchaser’s Closing Items. On or before the Closing, Purchaser shall deliver to Seller or Escrow Holder, as appropriate, the following (“Purchaser’s Closing Items”), in form and substance reasonably acceptable to Seller:

(a)	Purchase Price. The Purchase Price, after crediting the Deposit and after all adjustments and prorations computed in accordance with this Agreement;

(b)	Deed. The Deed, duly executed, with acknowledgment, by Purchaser;

(c)	Intangible Property Assignment. The Intangible Property Assignment duly executed by Purchaser;

(d)	Contract Assignment. The Contract Assignment duly executed by Purchaser;

(e)	Franchise License Agreement. Two originals of the Franchise License Agreement, duly executed by Purchaser.

(f)	Management Agreement. Two originals of the Management Agreement, duly executed by Purchaser.

10.	Prorations, Closing Adjustments and Post-Closing Settlement. The following items shall be apportioned in respect of the Property in question between Purchaser and the Seller on a per diem basis as of the Cut-Off Time. (except as otherwise specified in this Paragraph 10):

(a)	Taxes and Assessments. Real estate taxes and annual municipal or special district assessments and personal property or use taxes

(b)	Rent. Rent paid to and received by the Seller under any leases at the Property. Any payments received by Purchaser after the date of Closing from a tenant under any leases on account of rentals which are applicable to periods prior to Closing and on account of sums which are attributable to expenses incurred by the lessor for periods of time prior to Closing, shall be apportioned by Purchaser upon receipt and the portion thereof attributable to periods or expenses prior to Close of Escrow shall immediately be paid by Purchaser to the Seller.

(c)	Revenues. Guest, convention, room, food, beverage, and all other charges and revenues for services rendered and the operation of all departments of the Property, including, but not limited to, advance payments under booking agreements for rooms, facilities and services of the Property and any other revenues shall be apportioned, as follows: (1) all food, room service and restaurant revenue as of the Closing of dinner service hours at each restaurant on the evening preceding the Closing Date, and bar revenues as of 2:00 A.M. on the Closing Date, shall be retained by the Seller and (2) the guest (tray) ledger for guests staying in such Property as of 12:01 A.M. on the Closing Date shall be counted and such room revenue and associated taxes, shall be split equally between Purchaser and Seller. Except as hereinabove provided, all revenues for the Property for days preceding the Closing Date shall be attributed to the Seller and all revenues for the Property for the Closing Date and days following the Closing Date shall accrue to the benefit of Purchaser after Closing.

May 11, 2005 Page 6

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(d)	Accounts Receivable. Seller shall retain all of its interests in all the accounts receivable for the Hotel and shall, in its sole and absolute discretion, handle collection of such receivables. As an ongoing obligation that survives the Closing and is not limited by the one-time reconciliation provided in Section 10(p) below, if Purchaser receives any payment attributable to the period prior to Closing, Purchaser shall immediately forward such amounts to Seller.

(e)	Accounts Payable. Seller shall retain responsibility for all accounts payable for the Property for expenses attributable to the period prior to the Closing Date. Seller shall receive a credit for those accounts payable that are for expenses attributable to periods after the Closing Date for which Seller has already paid. Purchaser shall assume all accounts payable for the Property, which have not been paid on the Close of Escrow, for expenses attributable to periods after the Closing Date.

(f)	Operating Costs. All costs and expenses of operating the Property, and amounts paid or payable under the service contracts. All expenses that have been prepaid by Seller shall be prorated as of the Closing Date and Seller shall receive a credit at the Closing for the portion of such prepaid expenses applicable to periods following the Closing Date.

(g)	Miscellaneous. Fees and expenses for music, entertainment, trade association dues, trade subscriptions, coin machine income, and washroom and checkroom income.

(h)	No Tax Bill. If, on the Closing Date, bills for the real estate taxes imposed upon the Property for the tax year in which Closing occurs have been issued but shall not have been paid, the prorations shall be made on the basis thereof. If such bills shall not have been issued on the date of Closing, the amount of the taxes shall be reasonably ascertained by the Seller based upon the then current assessment and anticipated tax rate, and the prorations shall be made on the basis of such estimate and in the event the taxes for the year in which the Closing occurs are more or less than such estimated amount, the Seller or Purchaser shall promptly pay the amount necessary to adjust for the correct proration as soon as the actual tax amount becomes available.

(i)	Tenant Security Deposits. At Closing, Purchaser shall receive a credit against the Purchase Price for the Property in question in an amount equal to all cash security deposits, if any, then held by the Seller under any leases at the Property. Purchaser will cause such amount to be maintained after Closing as a security deposit in accordance with the requirements of applicable law and the leases and shall indemnify the Seller from all claims of tenants with respect thereto.

(j)	Utilities. The parties shall switch all utilities into Purchaser’s name as of the Close of Escrow so no prorations shall be necessary.

(k)	Sales Taxes. All sales, use and occupancy taxes, if any, due or to become due in connection with revenues received from the Property prior to the Closing Date will be paid by the Seller. The Seller shall be entitled to receive any rebates or refunds with respect to any such taxes paid by such Seller prior to Closing.

(l)	Supplies. At Closing, Purchaser shall purchase from the Seller all of such Seller’s inventory (other than “in service” inventory) of unopened bottles of liquor and wine in storage at the Property in question, all other food and beverage supplies including minibar inventories and linen supplies in unopened cases, cartons or similar containers and all sides and shells of meat (in any storage freezer at such Property) that are still in their unopened sacks or other original containers and are reasonably usable by Purchaser in the operation of the Property. The purchase price of such goods shall be equal to the actual cost of such goods paid therefor by the Seller in question.

(m)	Cash. All cash in the Hotel’s various bank accounts at financial institutions as of the Cut-Off Time (“Outside Bank Accounts”) shall remain the Property of Seller. Purchaser shall receive cash in house banks at the Hotel as of the Cut-Off Time (“House Banks”) and Seller shall receive a credit at the Close of Escrow for such amounts.

(n)	Cash Deposits. Seller shall receive a credit for all cash deposits of the Hotel as of the Close of Escrow, including deposits with utilities and providers of goods and services (“Cash Deposits”).

May 11, 2005 Page 7

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(o)	Employees. With respect to employee wages and benefits, the Seller shall be solely responsible for any liability for payment of employees’ wages, workers’ compensation claims, pension benefits due to or accrued to employees at the Property through the Cut-Off Time, together with F.I.C.A., unemployment and other taxes and benefits due with respect to the employment of such employees, other than earned and accrued vacation and sick pay. Upon the Closing, Purchaser shall assume all of the Seller’s liability and obligations with respect to accrued vacation and sick pay and shall indemnify the Seller from all claims of such employees with respect to such vacation and sick pay. In connection therewith, Purchaser shall receive the Benefits Credit (as defined in Section 14(d)). Notwithstanding the foregoing, Purchaser is not assuming the Workers’ Compensation Insurance liability of Seller and Seller shall be solely responsible for adjustment and payment of all claims for compensation in connection with such insurance and shall retain any and all rebates, reimbursements or other payments due from the insurer in connection with such policies.

(p)	Reconciliation and Final Payment. A detailed closing statement shall be prepared at Closing for the Property setting forth the manner of computation of the aforesaid proration adjustments. All prorations shall be made on the basis of a 360 day year and a 30 day month. The apportionments described herein at such Closing shall be based on the actual figures to the extent available. If any of the prorations cannot be calculated based on actual figures, then they shall be calculated based on the Seller’s good faith estimates thereof. Each Seller and Purchaser shall cooperate in good faith and act reasonably after Closing to make a final determination of the prorations required hereunder. Ninety (90) days following the close of escrow for each Property (or such other time as the parties may agree), there shall be a final one-time reconciliation of the proration adjustments.

11.	Seller’s Representations and Warranties. Except for the limited representations and warranties set forth below, the Property is being sold to Purchaser in its “As-Is” condition without any representations or warranties, express or implied. The term “Seller’s knowledge” and words of similar import as used herein shall mean the actual knowledge of any of Dave Sherf, Senior Vice President of Hilton Hotels Corporation, an affiliate of Seller, and Jerry Westgate, Director of Finance of the Hotel. Seller is making the following representations and warranties based on the actual, current knowledge of the foregoing individuals without any inquiry or investigation or duty to inquire or investigate and without regard to imputed knowledge. Neither Dave Sherf or Jerry Westgate shall have any personal liability with regard to this Agreement. Purchaser shall rely solely on its own investigation of the Property in making its decision of whether or not to purchase the Property.

(a)	Power and Authority of Seller. Seller is a limited partnership, duly organized and existing in the State of California and has the requisite right, power and authority to sell, convey and transfer the Property to Purchaser, as provided herein, and to enter into and carry out the terms of this Agreement and the execution and delivery hereof and of all other instruments referred to herein. The individual executing this Agreement has the authority to bind Seller to the terms and conditions hereof and thereof. All proceedings required to be taken by or on behalf of Seller to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or performance by, Seller of its obligations under this Agreement, except with respect to any consent which may be required in connection with the assignment of any Contract.

(b)	Validity of Agreement. This Agreement executed by Seller constitutes, and all other documents required by this Agreement to be executed by Seller shall constitute when so executed, the valid and binding obligation of Seller, enforceable against Seller in accordance with their respective terms.

(c)	Non-Foreign Status. Seller is not a “foreign person” as defined in Section 1445(f)(3) of the Internal Revenue Code.

(d)	Zoning. To the Seller’s knowledge, the Property is not in violation of any zoning regulations.

(e)	Environmental Regulations. To Seller’s knowledge, during Seller’s ownership, Seller has not participated in any illegal discharge of materials that would qualify as hazardous materials.

(f)	Financial Statements. To Seller’s knowledge, the financial statements provided to Purchaser are accurate and fairly reflect the financial position of the Property.

(g)	Takings. To Seller’s knowledge, there are no notices of any “taking” or eminent domain proceedings that would impact the Property.

May 11, 2005 Page 8

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(h)	Contracts. To Seller’s knowledge, the Contracts and Leases listed on Exhibit B attached hereto are all of the contracts and Leases affecting the Property.

(i)	Liens. To Seller’s knowledge, there are no liens that affect the Property other the Permitted Exceptions, any leases and any other items disclosed in the documents provided to Purchaser.

The representations and warranties of Seller made in this Agreement shall not merge into any instrument or conveyance delivered at the Closing, but shall survive the Closing for a period of one (1) year. In the event Purchaser has actual knowledge of or discovers before the Closing Date that a representation or warranty of Seller made herein is untrue or inaccurate, Purchaser may elect to terminate this Agreement and receive a refund of its Deposit for failure of a condition precedent but, whether or not Purchaser elects to terminate this Agreement, it shall have no other right or claim against Seller as a result of such untrue or inaccurate representation or warranty.

12.	Purchaser’s Representations and Warranties and Acknowledgements and Agreements. Purchaser hereby warrants and represents to Seller that the following are true and correct as of the date hereof and will be true and correct as of the Closing Date. Seller’s rights with respect to the following representations and warranties shall survive the Closing for a period of one (1) year.

(a)	Power and Authority of Purchaser. Purchaser is a corporation duly organized and validly existing in good standing in the state of its incorporation and is authorized to do business in the state in which the Hotel is located. Purchaser has the requisite right, power and authority to purchase the Property from Seller, as provided herein, and to enter into and carry out the terms of this Agreement and the execution and delivery hereof and of all other instruments referred to herein. The performance by Purchaser of Purchaser’s obligations hereunder will not violate or constitute a default under the terms and provisions of any material agreement, document or instrument to which Purchaser is a party or by which Purchaser is bound or affected. All proceedings required to be taken by or on behalf of Purchaser to authorize it to make, deliver and carry out the terms of this Agreement have been duly and properly taken. No further consent of any person or entity is required in connection with the execution and delivery of, or performance by, Purchaser of its obligations under this Agreement.

(b)	Purchase As Is.

(i)	Books and Records. Prior to the Contingency Expiration Date, Purchaser will be afforded access to certain of the books and records of Seller relating to the operation of the Hotel and to other information made available by Seller with respect thereto. Except as expressly provided in Section 11, prior to the Closing Date, Seller has made no representations or warranties of any kind, including, without limitation, concerning the condition of the Property or the accuracy or completeness of information provided to Purchaser by Seller.

(ii)	Purchaser’s Own Investigation. Purchaser has conducted its own investigation of the Property; made all inquiries, inspections, tests, audits, studies and analyses that it deems necessary or desirable in connection with purchasing the Property; and has approved the results of its investigation (including engineering and structural tests, economic feasibility studies, soils and geological reports, reviews of books and records, financial statements, projections relating to the operation of the Hotel and other documents obtained or prepared by or for Purchaser in connection with its review). Purchaser hereby acknowledges that it is relying solely on the representations and warranties of Seller set forth in Section 11 hereof and on its own inspections, tests, audits, studies and investigations conducted in connection with, and on Purchaser’s own judgment with respect to, its purchase of the Property. Purchaser acknowledges that no person has made, any representation, agreement, statement, warranty, guarantee or promise regarding the Property or the transaction contemplated herein or the zoning, construction, physical condition or other status of the Property except as may be expressly set forth in this Agreement or any amendment hereto. No representation, warranty, agreement, statement, guarantee or promise, if any, made by any person acting on behalf of Seller which is not contained in this Agreement, or any amendment hereto will be valid or binding on Seller.

(iii)	Indemnification. Purchaser hereby indemnifies, defends and holds Seller entirely harmless from and against any claim, demand, cause of action, judgment, loss, liability, cost or expense which Seller may suffer, sustain, incur or otherwise become subject to (either directly or indirectly) to the extent the same results from any action or omission by Purchaser, its affiliates, agents or representatives, or in connection with Purchaser’s ownership and operation of the Property after the Closing Date, which occurs subsequent to the Closing Date.

May 11, 2005 Page 9

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(iv)	AS IS CONDITION. PURCHASER ACKNOWLEDGES AND AGREES THAT, EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 11 HEREIN, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY OR ANY MATTER RELATED THERETO, INCLUDING, WITHOUT LIMITATION, THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY, AND COMPLIANCE WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATION, ORDERS OR REQUIREMENTS. EXCEPT AS PROVIDED IN SECTION 11 OF THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS, AND THAT SELLER HAS NO OBLIGATIONS TO MAKE REPAIRS, REPLACEMENTS OR IMPROVEMENTS EXCEPT AS MAY OTHERWISE BE EXPRESSLY STATED HEREIN.

BY INITIALING BELOW, THE PURCHASER ACKNOWLEDGES THAT (i) THIS SECTION 12(b)(iv) HAS BEEN READ AND FULLY UNDERSTOOD, (ii) THE PURCHASER HAS HAD THE CHANCE TO ASK QUESTIONS OF ITS COUNSEL ABOUT ITS MEANING AND SIGNIFICANCE, AND (iii) THE PURCHASER HAS ACCEPTED AND AGREED TO THE TERMS SET FORTH IN THIS SECTION12(b)(iv).

PURCHASER’S INITIALS

(c)	Release. Except as expressly set forth herein, Purchaser and anyone claiming by, through or under Purchaser hereby waives its right to recover from and fully and irrevocably releases Seller, its employees, officers, directors, representatives, agents, servants, attorneys, affiliates, parent, subsidiaries, successors and assigns, and all persons, firms, corporations and organizations in its behalf (“Released Parties”) from any and all claims that it may now have or hereafter acquire against any of the Released Parties for any costs, loss, liability, damage, expenses, demand, action or cause of action arising from or related to any matters affecting the Property, or any portion thereof. This release includes claims of which Purchaser is presently unaware or which Purchaser does not presently suspect to exist which, if known by Purchaser, would materially affect Purchaser’s release to Seller. Without limiting the generality of the foregoing, Purchaser expressly waives any and all rights conferred upon it by any statute or rule of law which provides that a release does not extend to claims which the claimant does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the released party, including, without limitation, any provisions similar to the following: “A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.”

In this connection and to the extent permitted by law, Purchaser hereby agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Closing, that Purchaser realizes and acknowledges that factual matters now unknown to it may have given or may hereafter give rise to causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which are presently unknown, unanticipated and unsuspected, and Purchaser further agrees, represents and warrants, which representation and warranty shall survive the Close of Escrow and not be merged with the Closing, that the waivers and releases herein have been negotiated and agreed upon in light of that realization and that Purchaser nevertheless hereby intends to release, discharge and acquit Seller from any such unknown causes of action, claims, demands, debts, controversies, damages, costs, losses and expenses which might in any way be included as a material portion of the consideration given to Seller by Purchaser in exchange for Seller’s performance hereunder. The foregoing release shall not apply to any of the matters expressly contained in this Agreement.

Seller and Purchaser have each initialed this Section 12(c) to further indicate their awareness and acceptance of each and every provision hereof.

SELLER’S INITIALS	PURCHASER’S INITIALS

May 11, 2005 Page 10

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(d)	Validity of Agreement. This Agreement executed by Purchaser constitutes, and all other documents required by this Agreement to be executed, by Purchaser shall so constitute when so executed the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with their respective terms.

13.	Conduct of Hotel Business/Liquor Licenses/Baggage/Safe Deposit Boxes.

(a)	Conduct of Hotel Business. During the period from the date of this Agreement until the earlier of (a) the Closing Date, or (b) the termination of this Agreement, Seller shall operate the Property only in the ordinary course of business consistent with the past practice of Seller. At all times prior to the Closing Date, Seller shall maintain insurance coverage in the amount of full replacement cost for the Property consistent with past practice and shall not, without the prior written consent or other due authorization or approval of Purchaser, make any modifications or alterations to the Property other than in the ordinary course of business. Seller shall not enter into any contracts with respect to the Property or any portion thereof following the Effective Date without Purchaser’s approval, which approval shall not be unreasonably withheld or delayed

(b)	Liquor License. With respect to the operation of the restaurants, lounges and bars presently located within the Property, the liquor license(s) (“Liquor License”) therefor is held by Doubletree DTWC Corporation, a Delaware corporation (the “Permittee”) an affiliate of Seller. Purchaser shall execute and file, at its sole cost and expense, all necessary forms, applications and other documents (and Seller and Permittee shall reasonably cooperate with Purchaser in filing such forms, applications and other documents) with the appropriate liquor and alcoholic beverage authorities prior to the Closing so that such acquisition of the appropriate liquor licenses shall take effect, if possible, prior to or upon completion of Closing. If it is not possible to obtain the appropriate liquor licenses prior to or upon completion of the Closing, Purchaser shall promptly execute all forms, applications and other documents required to effect the acquisition of such liquor licenses at the earliest date reasonably practicable in order that all appropriate liquor licenses may be acquired by Purchaser at the earliest reasonably practicable time after Closing (but the failure or inability of Purchaser to obtain such liquor licenses on or before Closing shall not relieve Purchaser of its obligation to proceed with Closing hereunder). Purchaser’s attempts to obtain such liquor licenses shall not diminish, prior to the Closing, the full force and effect of the liquor licenses maintained by Permittee in the operation of the restaurants, lounges and bars presently located within the Property. If any such liquor licenses cannot be obtained by Purchaser until after Closing, then Seller shall cause the Permittee to retain the Liquor License on behalf of the Hotel and Purchaser pursuant to the Management Agreement. In no event shall Seller or Permittee be required to obtain any additional liquor or alcoholic beverage licenses which it does not possess at the time of Closing.

(c)	Guest Baggage. Any baggage or other property of departed guests held by Seller may be left at the Hotel for a period not to exceed ninety (90) days following the Closing Date. At any time during such period, all such baggage or property will, at the option of Seller, be removed by Seller and disposed of by Seller or abandoned by Seller, in which case Purchaser shall dispose of such baggage in any manner deemed appropriate by Purchaser. Seller shall indemnify, defend and hold Purchaser harmless from and against all claims, losses and liabilities in connection with the holding of such baggage or other property for such period and the disposal of same by Seller. Purchaser shall indemnify, defend and hold Seller harmless from and against all claims, losses and liabilities in connection with Purchaser’s disposal of such baggage. Purchaser shall indemnify, defend and hold Seller harmless from and against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Purchaser after the Closing. Seller shall indemnify, defend and hold Purchaser harmless from and against all claims, losses or liabilities with respect to such baggage arising out of the acts or omissions of Seller prior to the Closing.

(d)	Safe Deposit Boxes. Seller shall indemnify defend and hold harmless Purchaser from and against any liability or responsibility for any items claimed to have been in said boxes but not included on such list, and Purchaser shall indemnify, defend and hold Seller harmless from and against any liability or responsibility for items claimed to have been in said boxes and included on the list.

14.	Employees.

(a)	Termination of Employees. Subject to the terms of the Management Agreement governing the employment of the Hotel employees, either (1) Seller shall terminate the employment of all employees of the Hotel as of the Closing Date, and Purchaser shall offer employment to such employees on the terms set forth below, or (ii) all

May 11, 2005 Page 11

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

employees at the Hotel shall continue to be employed by Manager or its affiliates for the benefit of Owner pursuant to the Management Agreement. In either case Purchaser acknowledges that it is familiar with all existing collective bargaining agreements covering employees at the Property, and agrees to assume and be bound by such existing collective bargaining agreement either directly or through Manager, as the case may be for obligations arising from and after the Closing..

(b)	No Delivery of Layoff Notice to Employees. The parties agree that no notices are required or shall be given under the Worker Adjustment and Retraining Act, 29 USC §2101 et seq. or any state or local law, (collectively, “WARN Act”) and Purchaser shall indemnify, defend and hold Seller, Manager, and their successors, subsidiaries, and affiliated companies harmless from all liability under the WARN Act resulting from Purchaser or its manager’s acts or omissions in connection with (a) the hiring, firing, offering to hire, or failure to hire any of the current employees at the Hotel; (b) Seller’s termination of the employees at the Hotel by reason of the sale of the Property to Purchaser; (c) the failure of Purchaser to rehire in accordance with the terms of this Agreement, or (d) Purchaser’s direction to Manager, to the extent permitted by the Management Agreement to fire any employees. The provisions of this paragraph shall survive the Closing.

(c)	Rehiring. If, pursuant to the Management Agreement, the employees are to be terminated by Seller, then Purchaser shall, on or prior to the Closing Date, offer employment effective on the Closing Date to not fewer of the employees at the Property so as to not trigger any requirement for notice under the WARN Act. Such employees shall be hired for the same position, in full or part time status, and at not less than the hourly wage rate currently being paid.

(d)	Firing of Manager’s Employees. If pursuant to the Management Agreement, Manager or its affiliates will employ the employees of the Hotel, Purchaser will not direct Manager to fire employees in any manner that would trigger any requirement for notice under the WARN Act or otherwise violates applicable law.

(e)	Benefits. Purchaser agrees to be responsible for, and to indemnify, defend and hold Seller harmless from, all costs and expenses of accrued and unpaid vacation and sick leave for all employees including payroll taxes due in connection therewith to the extent the same do not exceed the Benefits Credit; provided, however, that Purchaser shall receive a credit against the Purchase Price for the sum equal to the aggregate amount of all accrued and unpaid vacation and sick leave, including payroll taxes due in connection therewith, for employees at the Property as of the Closing Date (“Benefits Credit”). If Seller will be terminating the employees and the employees are being rehired by Purchaser, then to the extent required by applicable law, Purchaser shall give each employee at the Property who is employed by Seller as of the Closing Date an option and election whether to receive payment of an amount equal to such employee’s Benefits Credit as of the Closing Date or to continue to accrue and receive the benefit of such Benefits Credit while employed by Purchaser after the Closing Date. The covenants and agreements contained in this Paragraph 14(e) shall survive the Closing and are not intended and shall not confer any benefit or right on any person or entity other than the parties to this Agreement. Seller shall be and remain solely responsible for payment of any other payroll and employee benefits accrued in connection with employees at the Property for any period prior to the Closing Date and shall indemnify, defend and hold Purchaser harmless therefrom.

(f)	Not a Successor. Nothing in this Agreement shall cause Purchaser to be deemed to be a successor to Seller with respect to any matter affecting the Property, including without limitation, the employment of its employees. Seller shall remain solely liable for any and all claims arising from Seller’s use, occupancy or operation of, or employment or termination by Seller of employees at the Property through the Closing Date, shall indemnify Purchaser for any and all such claims and shall reimburse Purchaser’s reasonable costs of the defense thereof. Purchaser shall remain solely liable for any and all claims arising from Purchaser’s use, occupancy or operation of, or employment or termination by Purchaser of employees at the Property on and after the Closing Date, shall indemnify Seller for any and all such claims and shall reimburse Seller’s reasonable costs of the defense thereof. Nothing in this subsection (e) shall reduce, alter, waive, construe or otherwise affect (a) any agreement between any one of the parties, on the one hand, and any other party, on the other hand, pertaining to Seller’s or Purchaser’s rights against and obligations to such other parties with respect to the Property, or (b) any right, remedy or defense at law, in equity or otherwise.

(g)	Credit for Payment by Purchaser. Solely for the purposes of determining the reduction of Seller’s liability pursuant to 29 U.S.C. § 2104(a)(2), but for no other purpose, Purchaser’s payment of wages, benefits and other compensation to employees at the Hotel during any period of time shall be deemed to have been paid by Seller also.

May 11, 2005 Page 12

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

15.	Loss by Fire, Other Casualty or Condemnation.

(a)	Material Damage. In the event that, prior to the Closing, the Property is destroyed or materially damaged (as defined in Section 15(c) below) by casualty, Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such casualty, either (i) to terminate this Agreement, in which case neither party shall have any further rights or obligations hereunder except that Purchaser will receive a refund of the Deposit and Purchaser and Seller each shall be responsible for one-half of escrow cancellation fee, and Purchaser shall remain obligated under Section 3, or (ii) to accept the Property in its then condition and to proceed with the Closing with an abatement or reduction in the Purchase Price in the amount of the deductible for the applicable insurance coverage, in which case Purchaser shall be entitled to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction. If Purchaser elects to proceed under clause (ii) above, Seller shall not compromise, settle or adjust any claims to such proceeds without Purchaser’s prior written consent.

(b)	Non-Material Damage. In the event that, prior to the Closing, there is any non-material damage to the Property caused by casualty, Seller shall elect either (i) to repair or replace such damage to substantially the same condition or better than that which existed prior to the event prior to the Closing and Purchaser shall proceed with the Closing following completion of such repair or replacement, or (ii) to proceed to Closing without repair or replacement of the damage, in which case the Purchase Price shall be reduced by the amount of any deductible for the applicable insurance coverage and Purchaser shall be entitled to receive an assignment of all of Seller’s rights to any insurance proceeds payable by reason of such damage or destruction; provided, however, that any cost or expense incurred by Seller in connection with repairing or replacing such damage shall not be included in any closing or post-closing proration or adjustment of the Purchase Price or otherwise credited to Seller’s benefit in connection with this transaction.

(c)	Definition of Material Damage. For purposes of this Section 15, damage to the Property shall be deemed to involve a material portion thereof if the estimated cost of restoration or repair of such damage reasonably estimated by Seller shall exceed the greater of (i) One Million Dollars ($1,000,000) or (ii) ten percent (10%) of the Purchase Price.

(d)	Condemnation. In the event that, prior to the Closing, the entire Property, or any substantial portion thereof, is subject to a condemnation by a public authority, then Purchaser shall have the right, exercisable by giving notice to Seller within fifteen (15) days after receiving written notice of such taking, either (a) to terminate this Agreement and obtain a refund of the Deposit, in which case neither party shall have any further rights or obligations hereunder, except that Purchaser and Seller shall each be responsible for one half of any title or Escrow cancellation fee and Purchaser shall remain obligated under Section 3, or (b) to accept the Property in its then condition and proceed to close this transaction, and to receive an assignment of all of Seller’s rights to any condemnation awards payable by reason of such condemnation. If Purchaser elects to proceed under clause (b) above, Seller shall not compromise, settle or adjust any claims to such awards without Purchaser’s prior written consent. Seller agrees to give Purchaser prompt notice of any threatened taking of the Property promptly after Seller receives notice of the same. For the purposes of this Section 15(d) “substantial portion” shall mean that number of parking spaces, that if lost, would cause the Property to not be in compliance with applicable governmental parking requirements or any portion of the Property valued, in the reasonable estimate of Seller, at the greater of (i) One Million Dollars ($1,000,000) or (ii) ten percent (10%) of the Purchase Price.

16.	Default. Except as otherwise provided in this Agreement, in the event of a default hereunder, the parties shall have all the rights available to them in law and equity, except that:

(a)	LIQUIDATED DAMAGES - DEPOSIT. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT, IF THE CLOSING DOES NOT OCCUR AS A RESULT OF PURCHASER’S DEFAULT UNDER THIS AGREEMENT, SELLER SHALL BE ENTITLED TO RETAIN THE DEPOSIT AS SELLER’S LIQUIDATED DAMAGES. THE PARTIES AGREE THAT IT WOULD BE IMPRACTICABLE AND EXTREMELY DIFFICULT TO ASCERTAIN THE ACTUAL DAMAGES SUFFERED BY SELLER AS A RESULT OF PURCHASER’S FAILURE TO COMPLETE THE PURCHASE OF THE PROPERTY PURSUANT TO THIS AGREEMENT, AND THAT UNDER THE CIRCUMSTANCES EXISTING AS OF THE EFFECTIVE DATE, THE LIQUIDATED DAMAGES PROVIDED FOR IN THIS SECTION REPRESENTS A REASONABLE ESTIMATE OF THE DAMAGES WHICH SELLER WILL INCUR AS A RESULT OF SUCH FAILURE, PROVIDED, HOWEVER, THAT THIS PROVISION SHALL NOT LIMIT SELLER’S RIGHTS TO RECEIVE REIMBURSEMENT FOR ATTORNEYS’ FEES, NOR WAIVE OR AFFECT SELLER’S RIGHTS AND PURCHASER’S INDEMNITY OBLIGATIONS UNDER OTHER SECTIONS OF THIS

May 11, 2005 Page 13

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THE PAYMENT OF SUCH LIQUIDATED DAMAGES IS NOT INTENDED AS A FORFEITURE OR PENALTY WITHIN THE MEANING OF ANY APPLICABLE STATUTE OR LAW, BUT IS INTENDED TO CONSTITUTE LIQUIDATED DAMAGES TO SELLER. THE PARTIES HAVE SET FORTH THEIR INITIALS BELOW TO INDICATE THEIR AGREEMENT WITH THE LIQUIDATED DAMAGES PROVISION CONTAINED IN THIS SECTION.

SELLER’S INITIALS	PURCHASER’S INITIALS

(b)	Seller’s Breach Pre-Closing. If Seller shall have failed to perform in any material respect any of the covenants and agreements contained herein to be performed by Seller within the time for performance as specified herein, Purchaser’s remedies shall be (1) the termination of Purchaser’s obligations under this Agreement by written notice to Seller, in which case the Deposit shall be returned to the Purchaser, and Seller shall be responsible for any title or escrow cancellation fee; or (2) if Purchaser is ready, willing and able to purchase the Property on the Closing Date pursuant to this Agreement, and such ability is evidenced by the delivery of the Purchase Price to Escrow Holder as and when due hereunder, and Seller refuses to convey title to the Property to Purchaser (except in the event of the failure of any of Seller’s Conditions Precedent), Purchaser may file an action for specific performance of this Agreement.

(c)	Purchaser Aware that Seller’s Representations Untrue. If Purchaser becomes aware that any of Seller’s representations and warranties contained herein are not materially true and correct prior to the Close of Escrow then Purchaser’s sole remedy shall be to either (i) terminate this Agreement by written notice to Seller and Escrow Holder, in which event the Deposit shall be returned to Purchaser or (ii) waive any and all claims directly or indirectly related to the representation and/or warranty and proceed to the Closing.

(d)	Post-Closing Claim by Purchaser. Any claim by Purchaser for any breach of any representation or warranty after the Close of Escrow, or any other claim for breach of this Agreement shall be subject to the following: (i) no such claim shall be made until the damages from such claim are at least $50,000 in the aggregate, (ii) any such claim must be made within twelve (12) months of the Close of Escrow and (iii) Purchaser shall be limited to its actual compensatory damages not to exceed $1,000,000 in the aggregate from all claims, but shall not be entitled to consequential or punitive damages.

17.	Miscellaneous.

(a)	Waiver of Performance. Either party may waive the satisfaction or performance of any conditions or agreements in the Agreement which have been inserted for its own and exclusive benefit, so long as the waiver is in writing (unless this Agreement provided for a non-written waiver) and specifies the waived condition or agreement and is delivered to the other party hereto and to the Escrow Holder.

(b)	Paragraph Headings. The paragraph headings of this Agreement are for purposes of reference only and shall not be used for limiting or interpreting the meaning of any paragraph.

(c)	Notices. All notices under this Agreement shall be in writing and shall be effective upon actual receipt whether delivered by personal delivery, legible facsimile or nationally recognized overnight courier (such as Federal Express or United Parcel Service) or sent by United States registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties addresses indicated in the Summary.

(d)	Amendments. This Agreement may be amended only by written agreement signed by both of the parties hereto.

(e)	Time of the Essence. Time and each of the terms, covenants, conditions and contingencies of this Agreement are hereby expressly made of the essence.

(f)	Counterparts. This Agreement may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

(g)	Governing Law. The validity, construction and operational effect of this Agreement shall be governed by the laws of the State of California.

May 11, 2005 Page 14

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(h)	Attorneys’ Fees and Costs. In any action between the parties hereto seeking the enforcement of any of the terms or provisions of this Agreement, or in connection with the Property, the prevailing party in such action shall be awarded, in addition to damages, injunctive or other relief, its reasonable costs and expenses, not limited to taxable costs, and reasonable attorneys’ fees, charges and expenses.

(i)	Prior Agreements. This Agreement supersedes any and all oral or written agreements between the parties hereto regarding the Property which are prior in time to this Agreement. Neither Purchaser nor Seller shall be bound by any prior understanding, agreement, promise, representation or stipulation, express or implied, not specified herein.

(j)	Further Assurance. Purchaser and Seller agree to execute all documents and instruments reasonably required in order to consummate the purchase and sale herein contemplated.

(k)	Successors and Assigns.

(i)	Purchaser shall have the right to assign all of its right, title and interest in, to and under this Agreement to any Affiliate of Purchaser that has been approved as a franchisee of Hilton Hotels Corporation, but to no other person or entity (herein “Person”) without the prior written consent of Seller, which consent shall not be unreasonably withheld, delayed or conditioned. As used herein with respect to Purchaser, the term “Affiliate” shall mean any other Person who, directly or indirectly, is owned or controlled by or is under common control with Purchaser as well as any Person that owns or controls Purchaser, directly or indirectly. For purposes of this definition, “own” or “ownership” means ownership by one Person of fifty-one percent (51%) or more of the voting stock of the controlled Person, in the case of a corporation, or, in the case of Persons other than corporations, entitlement of the controlling Person, directly or indirectly, to receive fifty-one percent (51%) or more of the dividends, profits or similar economic benefit from the controlled Person; and “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of the controlled Person. No assignment made by Purchaser shall be of any force or effect whatsoever unless and until Purchaser shall have delivered to Seller a counterpart of such assignment, duly executed by Purchaser and the assignee, and an assumption agreement with respect thereto in favor of Seller, duly executed by Purchaser and the assignee. Notwithstanding anything to the contrary contained herein, no such assignment shall relieve the assigning party from its liability under this Agreement. Any assignment made in violation hereof or which does not comply with the provisions hereof is and shall be null and void.

(ii)	Subject to the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the parties hereto.

(l)	Possession. Seller shall deliver possession of the Property to Purchaser as of 12:01 a.m. on the Closing Date, including all keys in Seller’s possession, all books and records relating to the Property, and originals of documents delivered hereunder, such possession being subject only to the rights of tenants and guests in possession.

(m)	Severability. If any portion of this Agreement is held to be unenforceable by a court of competent jurisdiction, the remainder of this Agreement shall remain in full force and effect.

(n)	Broker’s Fees and Commissions. Except with respect to Seller’s Broker (the “Seller’s Broker”), Purchaser and Seller each represent and warrant to the other than they have not entered into any agreement or taken any action which will result in any obligation to pay any brokerage, finder’s fee or similar commission in connection with the purchase and sale of the Property as herein contemplated, and each agrees to indemnify, defend and hold the other harmless from and against any and all claims for brokerage commissions and fees or finder’s fees payable in connection with the sale of the Property or the transactions covered and contemplated by this Agreement resulting from the act or omission of such indemnifying party. Seller’s Broker shall be compensated directly by Seller in accordance with a separate listing agreement between Seller and Seller’s Broker. Nothing in this Agreement shall be construed to confer any third party benefit on any broker or any other person not a party hereto with respect to this Agreement. Each party represents and warrants to the other that it has not dealt with any brokers, agents or others in connection with the transaction contemplated herein which would give rise to any claim for a sales commission, finder’s fee, or fee or commission of a similar kind or nature.

(o)	Construction of Agreement. The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any of the parties hereto. When required by the context, whenever the singular number is used in this Agreement, the same shall include the plural, and the plural shall include the singular, the masculine gender shall include the feminine and neuter genders, and vice versa. As used in this Agreement, the term “Seller” shall include the respective successors and assigns of Seller, and the term “Purchaser” shall include the successors and permitted assigns of Purchaser.

May 11, 2005 Page 15

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

(p)	Days. As used herein “days” shall refer to calendar days and not business days. However, should any expiration date, due date or other time period fall on a Saturday, Sunday or holiday on which the New York Stock Exchange is closed for business for the entire day, such expiration date, due date or time period shall be extended to the next business day.

(q)	Announcements. Seller and Purchaser shall consult with each other with regard to all press releases and other announcements issued at or prior to the Closing concerning this Agreement or the transactions contemplated hereby and, except as may be required by applicable laws or the applicable rules and regulations of any governmental agency or stock exchange, neither Seller nor Purchaser shall issue any such press release or other such publicity prior to the Closing without the prior consent of the other party.

(r)	Exchange Cooperation. Either party shall be permitted to assign its obligations under this Agreement to an intermediary for the purpose of effectuating a tax-deferred exchange, so long as such assignment shall not (a) delay or extend the Closing Date, or (b) require the other party to assume any additional obligations, incur any out-of-pocket expenses, or take title to any other property. Neither party shall be, in any way, responsible or liable for the tax or other consequences of the tax-deferred exchange (or attempted tax-deferred exchange) effected by the other party.

(s)	Seller’s Approval of Sale. The sale of the Property as described herein is subject to approval by one or more committees of Seller given oversight responsibility for the disposition of property. In the event the transaction described herein is disapproved by such committee(s) on or before the Contingency Expiration Date, this Agreement shall terminate immediately and the Deposit shall be returned to Purchaser. If Seller fails to terminate this Agreement on or before the Contingency Expiration Agreement Seller shall be deemed to have waived the contingency contained in this section 17(s).

(t)	No Effect Until Mutual Execution. The submission of this Agreement by Seller, its agent or representative for examination or execution by Purchaser does not constitute an option or offer to sell the Property upon the terms and conditions contained herein or a reservation of the Property in favor of Purchaser, it being intended hereby that this Agreement shall only become effective upon the execution hereof by Seller and Purchaser and delivery of a fully executed agreement to Purchaser and Escrow Holder.

[The next page is the signature page.]

May 11, 2005 Page 16

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

IN WITNESS WHEREOF, Seller and Purchaser have executed this Agreement as of the date first above written.

SELLER:

HILTON GLENDALE, L.P.,
a California limited partnership

By:	Doubletree DTWC Corporation,
Its sole general partner

	By:	/s/ Dave Sherf
	Name:	Dave Sherf
	Title:	Senior Vice President

PURCHASER:

EHP GLENDALE, LLC,
a California limited liability company

By:	/s/ Brian Guernier
Name:	Brian Guernier
Title:	Senior Vice President

May 11, 2005 Page 17

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT A

LEGAL DESCRIPTION

August 9, 2005

A-1

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT B

SCHEDULE OF CONTRACTS

[Omitted]

B-1

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT C

Intentionally Omitted

May 11, 2005

C-1

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT D

GRANT DEED

[Omitted]

D-1

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT E

BILL OF SALE

[Omitted]

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT F

ASSIGNMENT OF INTANGIBLE PROPERTY

[Omitted]

F-5

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT G

ASSIGNMENT AND ASSUMPTION OF CONTRACTS

[Omitted]

G-1

Purchase and Sale Agreement

Hilton Glendale

100 West Glenoaks Blvd., Glendale, California

EXHIBIT H

NON-FOREIGN PERSON AFFIDAVIT

[Omitted]

I-1

FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS FIRST AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (“First Amendment”) is made as of June 9, 2005, by and between HILTON GLENDALE, L.P., a California limited partnership (“Seller”), and EHP GLENDALE, LLC, a California limited liability company (“Purchaser”), with reference to the following:

A. Pursuant to that certain Agreement of Purchase and Sale dated as of May 17,2005, (the “Original Agreement”), Seller agreed to sell, and Purchaser agreed to purchase the Property located at 100 West Glenoaks, Glendale, California 91202, as more particularly described in the Original Agreement. Initially capitalized terms used in this First Amendment and not defined shall have the meanings ascribed to them in the Original Agreement.

B. Seller and Purchaser desire to amend the Original Agreement on the terms and conditions set forth below.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which are acknowledged, Seller and Purchaser agree as follows:

1. Modification of Contingency Expiration Date. The “Contingency Expiration Date” as defined in that certain section of the Original Agreement entitled “Summary of Basic Purchase and Sale Terms” and as used and referred to throughout the Original Agreement is hereby amended and modified to be 5:00pm EST, June 17, 2005.

2. Modification of Closing Date. The “Outside Closing Date” or, as sometimes referred to in the Original Agreement, the “Closing Date” or “Closing”, and the “Cut-Off Time” as these terms are defined in that certain section of the Original Agreement entitled “Summary of Basic Purchase and Sale Terms” and as used and referred to throughout the Original Agreement is hereby amended and modified to be 5:00pm EST, June 23, 2005.

3. Ratification. Except as provided in this First Amendment, the Original Agreement is unamended and remains in full force and effect and Purchaser and Seller hereby ratify all the terms therein.

4. Counterparts. This First Amendment may be executed in several counterparts and all such executed counterparts shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all of the parties hereto are not signatories to the original or to the same counterpart.

(Signatures on next page)

IN WITNESS WHEREOF, Purchaser and Seller have executed this First Amendment as of the day and year first written above.

SELLER:			PURCHASER:

HILTON GLENDALE, L.P., a California limited partnership			EHP GLENDALE, LLC, a California limited liability company

By:	Doubletree DTWC Corporation, a Delaware corporation, its sole general partner		By:	/s/ Raymond Martz
			Name:	Raymond Martz
			Its:	Chief Financial Officer

	By:	/s/ Dave Sherf
	Name:	Dave Sherf
	Its:	Senior Vice President

SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS SECOND AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”), dated as of June 17, 2005 is entered into by and between HILTON GLENDALE, L.P., a California limited partnership (“Seller”), and EHP GLENDALE, LLC, a California limited liability company (“Purchaser”).

R E C I T A L S

A. Pursuant to that certain Agreement of Purchase and Sale entered into as of May 17, 2005 as amended by that certain First Amendment to Agreement of Purchase and Sale dated June 9, 2005 (collectively, the “Purchase Agreement”), Seller agreed to sell, and Purchaser agreed to purchase the Property located at 100 West Glenoaks, Glendale, California 91202, as more particularly described in the Purchase Agreement (the “Hotel”).

B. The Parties now desire to amend the Purchase Agreement as provided herein. All initially-capitalized terms not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Purchase Price. The Purchase Price shall be $79,800,000.00.

2. Glendale Redevelopment Agency. For a period of time not to exceed nine (9) months after the Closing Date (“PPO Deadline”), Seller shall diligently pursue an Agreement with the Glendale Redevelopment Agency to eliminate the Profit Participation Obligation (“PPO Elimination”) provided for in the Instrument Imposing a Lien and Covenants on Real Property date July 16, 1990 by Glendale Red Lion Hotel, a California limited partnership, Seller’s predecessor in interest. Seller shall not be obligated to expend more than $2,500,000.00, including out-of-pocket legal fees and consultant costs, if any, to obtain the PPO Elimination. If Seller has not obtained the PPO Elimination on or before the PPO Deadline, Seller shall refund Purchaser $2,500,000.00 of the Purchase Price plus interest at [2.5% per annum] from the Closing Date to the date of refund under this Section 2. If Seller has obtained the PPO Elimination on or before the PPO Deadline, Seller shall retain the entire Purchase Price and Seller shall have no further obligations to Purchaser.

3. Management Agreement. Section 6(a) of the Purchase Agreement is hereby deleted and replaced with the following:

The Parties shall negotiate in good faith until one (1) business day prior to the Closing Date, the terms and conditions and form of a management agreement (“Management Agreement”) whereby Seller or its affiliate (“Manager”) shall manage the Hotel for Purchaser on terms agreed to by the parties. The form of the Management Agreement shall be based on Seller’s standard form of Management Agreement and the Management Agreement shall have a term of two (2) years and shall be subject to termination upon prior written notice, not to exceed 75 days.

4. Accounts Receivable. Section 19(d) of the Purchase Agreement is deleted and replaced with the following:

Purchaser shall purchase all accounts receivable for the Property as of the Close of Escrow at ninety eight and one-half percent (98.5%) of the aggregate face amounts of those accounts receivables. Seller shall receive a credit at the Close of Escrow for such amount and after the Close of Escrow Purchaser shall be entitled to all collections for such accounts receivable.

5. Miscellaneous.

i. Effect of Amendment. Except to the extent the Purchase Agreement is modified by this Amendment, the remaining terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the terms and conditions of the Purchase Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

ii. Entire Agreement. The Purchase Agreement, together with this Amendment, embodies the entire understanding between Seller and Purchaser with respect to its subject matter and can be changed only by an instrument in writing signed by the party being charged.

iii. Warranty of Authority. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Amendment and that no other consent is necessary or required in order for the signatories to execute this Amendment on behalf of their respective parties.

iv. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together shall constitute one in the same Amendment.

v. Applicable Law. This Amendment shall be governed and construed and enforced in accordance with the laws of the State of California without regard to conflicts of laws principles.

vi. Time is of the Essence. Time is of the essence in each and every term, condition, obligation and provision hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SELLER:	HILTON GLENDALE, L.P.,
a California limited partnership

	By:	Doubletree DTWC Corporation,
Its sole general partner

		By:	/s/ Dave Sherf
		Name:	Dave Sherf
		Title:	Senior Vice President

PURCHASER:	EHP GLENDALE, LLC,
a California limited liability company

	By:	/s/ Brian Guernier
	Name:	Brian Guernier
	Title:	Senior Vice President

Hilton Hotels Corporation by its signature below hereby guarantees the punctual payment of all obligations of Seller existing under Section 2 of this Amendment.

GUARANTOR:	HILTON HOTELS CORPORATION, a Delaware corporation

	By:	/s/ Dave Sherf
	Name:	Dave Sherf
	Title:	Senior Vice President

THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE

THIS THIRD AMENDMENT TO AGREEMENT OF PURCHASE AND SALE (this “Amendment”), dated as of June 20, 2005 is entered into by and between HILTON GLENDALE, L.P., a California limited partnership (“Seller”), and EHP GLENDALE, LLC, a California limited liability company (“Purchaser”).

R E C I T A L S

A. Pursuant to that certain Agreement of Purchase and Sale entered into as of May 17, 2005 as amended by that certain First Amendment to Agreement of Purchase and Sale dated June 9, 2005 and that certain Second Amendment to Agreement of Purchase and Sale dated June 17, 2005 (collectively, the “Purchase Agreement”), Seller agreed to sell, and Purchaser agreed to purchase the Property located at 100 West Glenoaks, Glendale, California 91202, as more particularly described in the Purchase Agreement (the “Hotel”).

B. The Parties now desire to amend the Purchase Agreement as provided herein. All initially-capitalized terms not otherwise defined shall have the meaning ascribed to them in the Purchase Agreement.

A G R E E M E N T

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

6. Accounts Receivable. Section 19(d) of the Purchase Agreement is deleted and replaced with the following:

Purchaser shall purchase all accounts receivable for the Property as of the Close of Escrow at ninety eight and one-half percent (98.5%) of the aggregate face amounts of those accounts receivables. Seller shall receive a credit at the Close of Escrow for such amount and for a period of ninety (90) days after the Close of Escrow, Purchaser shall be entitled to all collections for such accounts receivable. In the event that any portion of the such receivables remains uncollected ninety (90) days after the Close of Escrow (“Uncollected Accounts”), then (a) Seller shall purchase the Uncollected Accounts from Purchaser at ninety eight and one-half percent (98.5%) of the aggregate face amount of the Uncollected Accounts and shall, in its sole and absolute discretion, handle collection of such Uncollected Accounts and (b) as an ongoing obligation that survives the Closing, and is not limited by the one-time reconciliation provided for in Section 10(p), if Purchaser receives any payment attributable to those Uncollected Accounts, such amounts shall be credited to Seller.

7. Miscellaneous.

i. Effect of Amendment. Except to the extent the Purchase Agreement is modified by this Amendment, the remaining terms and conditions of the Purchase Agreement shall remain unmodified and in full force and effect. In the event of a conflict between the terms and conditions of the Purchase Agreement and the terms and conditions of this Amendment, the terms and conditions of this Amendment shall prevail and control.

ii. Entire Agreement. The Purchase Agreement, together with this Amendment, embodies the entire understanding between Seller and Purchaser with respect to its subject matter and can be changed only by an instrument in writing signed by the party being charged.

iii. Warranty of Authority. The signatories hereto represent that they have full and complete authority to bind their respective parties to this Amendment and that no other consent is necessary or required in order for the signatories to execute this Amendment on behalf of their respective parties.

iv. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which, taken together shall constitute one in the same Amendment.

v. Applicable Law. This Amendment shall be governed and construed and enforced in accordance with the laws of the State of California without regard to conflicts of laws principles.

vi. Time is of the Essence. Time is of the essence in each and every term, condition, obligation and provision hereof.

(Signature Page Follows)

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first above written.

SELLER:	HILTON GLENDALE, L.P.,
a California limited partnership

	By:	Doubletree DTWC Corporation,
Its sole general partner

		By:	/s/ Dave Sherf
		Name:	Dave Sherf
		Title:	Senior Vice President

PURCHASER:	EHP GLENDALE, LLC,
a California limited liability company

	By:	/s/ Brian Guernier
	Name:	Brian Guernier
	Title:	Senior Vice President